Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
ACTING CHIEF FINANCIAL OFFICER OF
OROFINO GOLD CORP.

FORM 10-Q FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2015
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shi Long Ning, am the Chief Executive Officer and acting Chief Financial Officer of Bakken Energy Corp., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended February 28, 2015 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2015

By: /s/ Shi Long Ning
Shi Long Ning
Chief Executive Officer, President, acting Chief
Financial Officer, acting Principal Accounting
Officer and Director